UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

DEEP WELL OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	0-24012	98-0501168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 700, 10150 – 100 Street, Edmonton, Alberta, Canada	T5J 0P6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (780) 409-8144

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of  the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant hereby clarifies its working interest ownership as set out in item 8.01 below, and in addition amends exhibit 4.1 to replace the abbreviated Form of the subscription agreement with the full subscription agreement, and adds exhibit 10.1 to include the Farmout Agreement dated July 31, 2013, under Item 9.01 of the registrant’s Current Report on Form 8-K, also dated July 31, 2013 and filed with U.S. Securities and Exchange Commission on August 5, 2013, to read in its entirety as set forth below.

Item 1.01   Entry into a Material Definitive Agreement.

Pursuant to a subscription agreement dated July 31, 2013, Deep Well Oil & Gas, Inc. (the “Company”) closed a private placement (“Offering”) to one investor, MP West Canada SAS (the “Subscriber”), of an aggregate of 45,111,778 common shares (“Common Shares”) for total gross proceeds of US$22,000,000 (Twenty Two Million US Dollars). As per the Offering the Common Shares will be issued to the Subscriber on or before November 30, 2013. The Company plans to issue the Common Shares to the Subscriber on or after August 19, 2013. The Common Shares were issued pursuant to Regulation S under the Securities Act of 1933, as amended.

The foregoing summary is qualified in its entirety by the terms of the Offering in the subscription agreement which is filed herewith as Exhibit 4.1.

Item 3.02   Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of this report is incorporated by reference into this Item 3.02.

Item 8.01   Other Events.

On July 31, 2013, the Company through its 100% owned subsidiaries, Northern Alberta Oil Ltd. and Deep Well Oil & Gas (Alberta) Ltd. (collectively “Deep Well”), entered into farmout agreement (the “Farmout Agreement”) with MP West Canada SAS, a wholly-owned subsidiary of Saint-Aubin Energy (owned 1/3 by Maurel et Prom and 2/3 by MPI, two listed companies based in Paris, France), to fund Deep Well’s share of a recently approved Alberta Energy Resources (“AER”) Steam Assisted Gravity Drainage demonstration project (“SAGD Demonstration Project”) in our Sawn Lake heavy oil reservoir in the Peace River oil sands region of Northern Alberta. In accordance with this Farmout Agreement, MP West Canada SAS has agreed to provide up to US$40,000,000 in funding for Deep Well’s portion of the costs for the demonstration project, in return for a net 25 per cent working interest in 12 sections where Deep Well has a working interest of 50 per cent. MP West Canada SAS will also provide funding to cover a portion of the operating expenses of Deep Well. In addition, MP West Canada SAS has the option to elect to obtain a working interest of 40 per cent to 45 per cent working interest in the remaining 56 sections of land where Deep Well has working interests ranging from 80 per cent to 90 per cent, by committing US$110,000,000 of financing to Deep Well’s Sawn Lake project.

The foregoing summary is qualified in its entirety by the terms of the Farmout Agreement which is filed herewith as Exhibit 10.1.

Item 9.01   Financial Statements and Exhibits.

The Company issued a press release on August 2, 2013 announcing this private placement and Farmout Agreement, which is filed herewith as Exhibit 99.1.

(d)  Exhibits to subject matter reported on this Form 8-K

Exhibit No.	Description
4.1	Subscription Agreement between Deep Well Oil & Gas, Inc. and MP West Canada SAS for private placement dated July 31, 2013, filed herewith.
10.1	Farmout Agreement between Northern Alberta Oil Ltd., Deep Well Oil & Gas (Alberta) Ltd. and MP West Canada SAS dated July 31, 2013, filed herewith.
10.2
SAGD Demonstration Project Agreement dated July 30, 2013 between Northern Alberta Oil Ltd., Deep Well Oil & Gas (Alberta) Ltd. and Andora Energy Corporation (incorporated herein by reference to exhibit 4.1 to our Form 8-K filed on August 21, 2013).

99.1	Press Release dated August 2, 2013, (incorporated herein by reference to exhibit 99.1 to our Form 8-K filed on August 5, 2013).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEEP WELL OIL & GAS, INC.

Date: October 11, 2013	By:	/s/ Curtis Sparrow
Mr. Curtis Sparrow
Chief Financial Officer